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                                                                EXHIBIT 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Danka Business Systems PLC of our report dated September 17, 1996 relating to the combined financial statements of the Office Imaging Sales and Services Business, appearing on page F-7 of the Proxy Statement of Danka Business Systems PLC dated November 7, 1996.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Rochester, New York
December 23, 1996